EXHIBIT 10.2
Restricted Shares Agreement
[INSERT]

To: [INSERT]

We are pleased to inform you that the Compensation Committee ("Committee") of Handy & Harman Ltd. ("Company") hereby grants you restricted shares of the Company's registered Common Stock, par value $0.01 per share ("Common Stock"), in accordance with the Company's 2007 Incentive Stock Plan (as amended December 9, 2010) ("Plan") and subject to the terms and conditions of this grant agreement ("Agreement").
1.Grant. On March 22, 2013 ("Grant Date"), the Company granted you [INSERT] whole shares of Common Stock, which shares ("Restricted Shares") shall be subject to the terms, conditions, and restrictions specified in this Agreement and the Plan. On the Grant Date, the Restricted Shares have a per-share fair market value of $[INSERT].
2.Closing. The transfer of the Restricted Shares ("Closing") shall occur simultaneously with the execution of this Agreement. Concurrently with the execution of this Agreement, (i) the Company shall issue a certificate, registered in your name, representing the Restricted Shares, and (ii) you shall deliver to the Company a duly executed stock power, endorsed in blank (attached), relating to the Restricted Shares.
3.Custody. You understand that, although the certificates representing the Restricted Shares shall be registered in your name, all such certificates (other than for Restricted Shares that have vested) shall be deposited, together with the stock power executed by you, in proper form for transfer, with the Company. The Company is hereby authorized to effectuate the transfer into its name of all certificates representing the Restricted Shares that are forfeited to the Company pursuant to paragraph 7 of this Agreement. Following the vesting of all Restricted Shares subject to this Agreement, or earlier, if you request, the Company shall issue an appropriate certificate for those Restricted Shares that have become vested in accordance with paragraph 5.
4.Nontransferability of Restricted Shares. Until such time as the Restricted Shares become vested in accordance with the terms of this Agreement, you shall not have any right to sell, transfer, pledge, hypothecate, or otherwise dispose of the Restricted Shares. By signing this Agreement, you represent and warrant to the Company that you shall not sell, transfer, pledge, hypothecate, or otherwise dispose of the Restricted Shares in violation of applicable securities laws or the provisions of this Agreement. Any purported transfer, encumbrance or other disposition of the Restricted Shares that is in violation of this paragraph will be null and void, and the other party to any such purported transaction will not obtain any rights to or interest in the Restricted Shares covered. When and as permitted by the Plan, the Company may waive the restrictions set forth in this paragraph with respect to all or any portion of the Restricted Shares covered by this Agreement.
5.Vesting. Subject to your continuous service as a member of the Board of Directors throughout, 100% of the Restricted Shares shall vest, become non-forfeitable and shall become exercisable on the first anniversary of the Grant Date, provided however that the Committee may accelerate vesting in its sole discretion when and in the event your status as a member of the Board of Directors has terminated by reason of your death, disability, voluntary resignation or termination by the Company without cause.

6.Change in Control. Upon the occurrence of a Change in Control, the Committee may accelerate the vesting of outstanding, unvested Restricted Shares, in whole or in part, as determined by the Committee in its sole discretion.
7.Voting and Other Rights. You shall have all of the rights and status as a stockholder of the Company with respect to the Restricted Shares, including the right to vote any and all Restricted Shares and to receive dividends or other distributions thereon, regardless of whether such Restricted Shares are vested, until the earlier of the date on which such Restricted Shares are forfeited as provided herein or the date on which you cease to own such shares. Any additional Common Stock that you may become entitled to receive pursuant to a share dividend or a merger or reorganization in which the Company is the surviving Company or any other change in the capital structure of the Company will be subject to the same restrictions as Restricted Shares. You understand that the grant of Restricted Shares under this Agreement does not confer upon you any right to continue in your relationship as a director of the Company.
8.Adjustments for Changes in Capitalization of the Company. In the event of any change in the outstanding shares of common stock of the Company prior to the lapsing of the restrictions associated with the Restricted Shares by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any change in the corporate structure of the Company or in the shares of common stock, the number and class of the Restricted Shares shall be appropriately adjusted by the Company, in its sole discretion, whose determination shall be conclusive.
9.Securities Laws. By signing this Agreement, you acknowledge and understand that applicable securities laws may restrict your right to dispose of any Restricted Shares that you may acquire hereunder and govern the manner in which such Restricted Shares may be sold. In addition, you acknowledge that at the time of delivery of the Restricted Shares issued hereunder, any subsequent sale of such Restricted Shares by you or for your account is not covered by an effective registration statement under the Securities Act of 1933, as amended (the “Act”) and you shall not offer, sell or otherwise dispose of any of the Restricted Shares in any manner that would (i) require the Company to file any registration statement with the Securities Exchange Commission ("SEC"), (ii) require the Company to amend or supplement any registration statement that it may at any time have on file with the SEC, or (iii) violate the Act or any other state or federal law.
10.Incorporation of Plan. These Restricted Shares are granted in accordance with and are subject to and conditioned upon all of the terms and conditions of the Plan (a copy of which in its present form is attached hereto), as from time to time amended, provided, however, that no future amendment or termination of the Plan shall, without your consent, alter or impair any of your rights or obligations with respect to the Restricted Shares.  Reference is made to the terms and conditions of the Plan, all of which are incorporated by reference in this Agreement as if fully set forth herein.
11.Integration. This Agreement supersedes any and all prior and/or contemporaneous agreements, either oral or in writing, between the parties hereto, with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises, or other agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, pertaining to the subject matter hereof, which are not embodied herein, and that no prior and/or contemporaneous agreement, statement or promise pertaining to the subject matter hereof that is not contained in this Agreement shall be valid or binding on either party.
12.Successors. This Agreement shall be binding upon and inure to the benefit of any successor of the Company and your successors, assigns or estate, including your executors, administrators and trustees.
13.Amendment. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is in writing and signed by the party against whom such modification, waiver or discharge is sought to be enforced.

14.Governing Law. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of New York, without giving effect to the principles of conflict of laws of such State.
15.Binding Agreement. By signing below, you and the Company agree to be bound by the terms and conditions of this Agreement.

Kindly evidence your acceptance of these Restricted Shares and your agreement to comply with the provisions of this Agreement and of the Plan by executing this Agreement under the words "Agreed To and Accepted."
Very truly yours,

Jack L. Howard
Vice Chairman
Handy & Harman Ltd.

AGREED TO AND ACCEPTED:

STOCK POWER
For Value Received, the undersigned hereby transfers to Handy & Harman Ltd., a Delaware corporation, ("Company"), Total Grant [INSERT] shares of the Company's common stock ("Restricted Shares") standing in the name of the undersigned on the Company's books and represented by stock certificate number TBD herewith, pursuant to the Restricted Shares Agreement between the undersigned and the Company, dated [INSERT], and the undersigned does hereby irrevocably constitute and appoint the Company's duly authorized officers as attorney-in-fact to transfer said Restricted Shares on the Company's books with full power of substitution in the premises.
Dated:             , 20

(Printed Name)

(Signature)